Exhibit T3A.2.58

CERTIFICATE OF INCORPORATION

OF

RITE AID OF NEW YORK CITY, INC.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the corporation is:

RITE AID OF NEW YORK CITY, INC.

SECOND: The corporation is formed for the following purpose or purposes:

To operate retail stores for the sale of all general merchandise including but not limited to all items commonly sold in health and beauty aids stores and prescription drug stores, provided that the operation is duly registered and licensed by the appropriate professional licensing commission of the State of New York.

To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, develop, redevelop, manage, operate, maintain, control, license the use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, or otherwise, real and personal property of all kinds, and, without limiting the generality of the foregoing, stores, shops, markets, supermarkets, departments, and merchandising facilities, shopping centers, recreational centers, discount centers, merchandising outlets of all kinds, parking areas, offices and establishments of all kinds, and to engage in the purchase, sale, lease and rental of equipment and fixtures for the same and for other enterprises, for itself or on behalf of others. To conduct a general real estate development, planning, operating, sales, brokerage, agency, management, advisory, promotional and publicity businesses in all its branches.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, store houses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes of business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts. proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, and building business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a)        inventions, devices, formulae, processes and any improvements and modifications thereof;

(b)        letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted. by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c)        franchises, licenses, grants and concessions.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

THIRD:       The office of the corporation is to be located in:

City & County of New York

FOURTH:   The aggregate number of shares which the corporation shall have authority to issue is Five Hundred shares of common stock of the par value of Ten Dollars per share.

FIFTH:       The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: Franklin C. Brown, P: O. Box 3165, Harrisburg, Pennsylvania 17105.

SIXTH:      The duration of the corporation is to be perpetual.

SEVENTH:  Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be constructed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

Dated:

January 18, 1972

/s/ Franklin C. Brown
Franklin C. Brown
P. O. Box 3165
Harrisburg, Pennsylvania 17105

STATE OF PENNSYLVANIA	)
	)	SS:
COUNTRY OF DAUPHIN	)

On the date hereinafter set forth, before me came Franklin C. Brown, to me known to be the individual who is described in, and who signed the foregoing Certificate of Incorporation, and he acknowledged to me that he signed the same.

Dated:

January 18, 1972

[ILLEGIBLE]
Notary Public
[ILLEGIBLE]

CONSENT

Rite Aid Center of New Rochelle, Inc., a corporation duly organized under the laws of the State of New York does hereby certify that the following is a true and correct copy of a resolution of the Board of Directors of said corporation adopted at a special meeting held on the 28th day of December, 1971.

“RESOLVED, that this corporation give its unqualified consent to the use of the name:

RITE AID OF NEW YORK CITY, INC.

by a corporation about to be organized under the laws of the State of New York and

FURTHER RESOLVED, that in the opinion and judgement of the Board of Directors of this corporation the name

RITE AID OF NEW YORK CITY, INC.

is not so similar to the name of this corporation as to tend to confuse or deceive.”

/s/ Franklin C. Brown
Rite Aid Center of New Rochelle, Inc.

CORPORATE SEAL

[ILLEGIBLE]

CERTIFICATE OF MERGER

OF

1. RITE AID CENTER OF 532 FIFTH AVENUE, INC.

2. RITE AID CENTER OF 361 E. MAIN ST., INC.ST., INC.

3. RITE AID CENTER OF 3661 E. GENESEE ST., INC.

4. RITE AID CENTER OF TRIPHAMMER PLAZA, INC.

5. RITE AID CENTER OF WALLENS ROAD, INC.

6. RITE AID CENTER OF WATERTOWN, INC.

7. RITE AID CENTER OF WEHRLE DRIVE, INC.

8. RITE AID PRESCRIPTION CENTER OF SMITHTOWN, INC.

into

9. RITE AID OF NEW YORK CITY, INC.

UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW.

We, the undersigned, HOWARD M. DAFFNER and JOHN M. CLAUSSEN being respectively a Vice-President and Assistant Secretary of RITE AID OF NEW YORK CITY, INC., the surviving corporation, hereby certify:

1.       The name of the surviving corporation is RITE AID OF NEW YORK CITY, INC., a corporation organized under the laws of the State of New York. The Certificate of Incorporation of RITE AID OF NEW YORK CITY, INC. was filed by the Department of State on the 25th day of January, 1972.

2.       The name of each subsidiary corporation, all of which are corporations organized under the laws of the State of New York; the name under which each was formed; the designation and number of outstanding shares of each subsidiary corporation; and the date of filing of the Certificate of Incorporation by the Department of State for each subsidiary corporation are as follows.

CURRENT NAME OF SUBSIDIARY	NAME UNDER WHICH FORMED	DESIGNATION AND NUMBER OF SHARES (ALL COMMON)	CERTIFICATE OF INCORPORATION FILED
Rite Aid Center of 532 Fifth Avenue, Inc.	Same	500 pv $10	2/6/69

Rite Aid Center of 361 E. Main St., Inc.	Same	5,000 pv $10	8/11/69

Rite Aid Center of 3661 W. Genesee St., Inc.	Same	5,000 pv $10	8/11/69

Rite Aid Center of Triphammer Plaza, Inc.	Same	500 pv $10	6/1/71

Rite Aid Center of Wallens Road, Inc.	Same	500 pv $10	10/10/73

Rite Aid Center of Watertown, Inc.	Same	5,000 pv $10	9/26/69

Rite Aid Center of Wehrle Drive, Inc.	Same	500 pv $10	2/2/71

Rite Aid Pre-scription Center of Smithtown, Inc.	Same	500 pv $10	2/6/69

3.       The surviving corporation, RITE AID OF NEW YORK CITY, INC., owns all of the outstanding shares of each and every subsidiary corporation.

4.       The plan of Merger has been adopted by the Board of Directors of RITE AID OF NEW YORK CITY, INC., the surviving corporation.

DATED: [ILLEGIBLE], 1975.

RITE AID OF NEW YORK CITY, INC.

	BY:	/s/ howard m. daffner
HOWARD M. DAFFNER

RITE AID OF NEW YORK CITY, INC.

	BY:	/s/ John H. Claussen
JOHN H. CLAUSSEN

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF ALBANY	)

HOWARD M. DAFFNER, being duly sworn, deposes and says that he is a Vice-President of RITE AID OF NEW YORK CITY, INC., the surviving corporation named in the within instrument, that deponent has read the foregoing instrument and knows the contents thereof to be true.

/s/ Howard M. Daffner
HOWARD M. DAFFNER

Sworn to before me this 28th day of April, 1975.

/s/ [ILLEGIBLE]
NOTARY PUBLIC
[ILLEGIBLE]

CERTIFICATE OF MERGER OF

NEW YORK STATE RITE AID
SUBSIDIARY CORPORATIONS

into

RITE AID OF NEW YORK CITY INC.

April , 1975

STATE OF NEW YORK
DEPARTMENT OF STATE
TAX $ none
FILING FEE $ 30
FILED APR 28 1975

TABNER. CARLSON. XXXXXX	[ILLEGIBLE]
DAFFNER AND FARRELL	Secretary of State
COUNSELORS AT LAW	[ILLEGIBLE]
NATIONAL SAVINGS BANK BUILDING	[ILLEGIBLE]
ALBANY, NEW YORK [ILLEGIBLE]

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on November 28, 2018.

[SEAL]	/s/ Whitney Clark

Whitney Clark
Deputy Secretary of State for Business and Licensing Services

Rev. 11/18

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RITE AID OF NEW YORK CITY, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

We, the undersigned, HOWARD M. DAFFNER and JOHN H. CLAUSSEN, being respectively a Vice President and Assistant Secretary of RITE AID OF NEW YORK CITY, INC. hereby certify:

1.                   The name of the Corporation is RITE AID OF NEW YORK CITY, INC.

2.                   The Certificate of its Incorporation was filed by the Department of State on January 25, 1972.

3.                   The Certificate of Incorporation is amended to change the name of the corporation to RITE AID OF NEW YORK, INC.

4.                   The above amendment to the Certificate of Incorporation was authorized and approved by the [ILLEGIBLE].

IN WITNESS WHEREOF, we have hereunto signed our names this 28th day of April, 1975.

/s/ howard m. daffner
HOWARD M. DAFFNER, Vice President

/s/ John H. Claussen
JOHN H. CLAUSSEN, Assistant Secretary

STATE OF NEW YORK	)
) SS.:
COUNTY OF ALBANY	)

HOWARD M. DAFFNER, being duly sworn, deposes and says that he is a Vice President of RITE AID OF NEW YORK CITY, INC., the surviving Corporation named in the within Instrument; that deponent has read the foregoing Instrument and knows the contents thereof to be true.

/s/ howard m. daffner
HOWARD M. DAFFNER

Sworn to before me this 28th day of April, 1975

[ILLEGIBLE]
NOTARY PUBLIC
[ILLEGIBLE]

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF RITE AID OF NEW YORK CITY, INC.

DATED: , 1975

STATE OF NEW YORK
DEPARTMENT OF STATE
TAX $: none
FILING FEE $:30
TABNER CARLSON DAFFNER AND FARRELL	FILED APR 28 1975
COUNSELLORS AT LAW
90, STATE STREET	[ILLEGIBLE]
ALBANY, NEW YORK: 12207	Secretary of State
TELEPHONE: (518) 436-7643	By: [ILLEGIBLE]
[ILLEGIBLE]

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on November 28, 2018.

[SEAL]	/s/ Whitney Clark

Whitney Clark
Deputy Secretary of State for Business and Licensing Services

Rev. 11/18

CERTIFICATE OF CHANGE

OF

RITE AID OF NEW YORK, INC.

UNDER SECTION-805-A-OF THE BUSINESS CORPORATION LAW

WE, THE UNDERSIGNED, Franklin C. Brown and Joseph A. Klein being respectively the President and the Secretary of RITE AID OF NEW YORK, INC. hereby certify:

1.       The name of the corporation is RITE AID OF NEW YORK, INC. It was incorporated under the name RITE AID OF NEW YORK CITY, INC.

2.       The Certificate of Incorporation of said corporation was filed by the Department of State on January 25, 1972.

3.       The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of state shall mail a copy of process in any action or proceeding against the corporation which may be served on him from Franklin C. Brown, P.O. Box 3165, Harrisburg, Pa. 17105 to c/o C T Corporation System, 277 Park Avenue, New York, N.Y.10017.

To designate C T CORPORATION SYSTEM, 277 Park Avenue; New York, N.Y. 10017 as its registered agent in New York upon whom all process against the corporation may be served.

IN WITNESS WHEREOF, we have signed this certificate on the 30th day of December, 1975 and we affirm the statements contained therein as true under penalties of perjury.

/s/ Franklin C. Brown
V. President Franklin C. Brown

/s/ Joseph A. Klein
Secretary Joseph A. Klein

A286380

CERTIFICATE OF CHANGE

OF

RITE AID OF NEW YORK, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

STATE OF NEW YORK
DEPARTMENT OF STATE
TAX $ none
FILING FEE $ 10
FILED JAN 14 1976
Secretary of State

Franklin C. Brown, Hse. Csl.
Rite Aid Corporation
P. O. Box 3165
Harrisburg, PA 17105

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of Department of State, at the City of Albany, on November 28, 2018.

[SEAL]	/s/ Whitney Clark

Whitney Clark
Deputy Secretary of State for Business and Licensing Services

Rev. 11/18

CERTIFICATE OF CHANGE

OF

RITE AID OF NEW YORK, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

Pursuant to the provisions of Section 805-A of the Business Corporation Law, we the undersigned officers of the above corporation hereby certify;

1.	The name of the corporation is RITE AID OF NEW YORK, INC.

The original name was: Rite Aid of New York City, Inc.

2.	The Certificate of Incorporation of the above corporation was filed by the Department of State on 1/25/72.

3.	The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o C T Corporation System. 277 Park Avenue, New York, New York 10017 to c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

To change the address of the registered agent in New York upon whom all process against the corporation may be served from C T Corporation System, 277 Park Avenue, New York, New York 10017 to C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

IN WITNESS WHEREOF, we have signed this certificate and we affirm the statements contained therein as true under penalties of perjury on November 13, 1985.

/s/ Charles J. Slane
(signature)

Charles J. Slane, Vice Pres.
(Type name and title of person signing - must be president or a vice president)

/s/ I. Lawrence Gelman
(signature)

I. Lawrence Gelman, Asst. Sec.
(Type name and title of person signing - must be secretary or an assistant secretary)

CERTIFICATE OF CHANGE

OF

RITE AID OF NEW YORK, INC.

Under Section 805-A of the Business Corporation Law

1.	The name of the corporation is

RITE AID OF NEW YORK, INC.

If applicable, the original name under which it was formed is

RITE AID OF NEW YORK CITY, INC.

2.	The Certificate of Incorporation of said corporation was filed by the Department of State on 1/25/72.

3.	The address of C T Corporation System as the registered agent of said corporation is hereby changed from C T CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4.	The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

5.	Notice of the above changes was mailed to the corporation by C T Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6.	C T Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

C T CORPORATION SYSTEM

By:	/s/ Kenneth J. Uua
Kenneth J. Uva
Vice President

NY Domestic Corporation agent/process address

1

CERTIFICATE OF CHANGE

OF

RITE AID OF NEW YORK, INC.

Under Section 805-A of the Business Corporation Law

STATE OF NEW YORK
DEPARTMENT OF STATE
SEP 14 1999
FILED
TAX $
Filed by:	C T CORPORATION SYSTEM	BY:	MMR
	111 Eighth Avenue		NYCO
New York, New York 10011

NY Domestic Corporation agent and/or process address

2

CERTIFICATE OF [ILLEGIBLE] MERGER

MERGING

1525 CORTYOU ROAD-BROOKLYN, INC.

INTO

RITE AID OF NEW YORK INC.

Under Section 905 of the Business Corporation Law

Rite Aid of New York, Inc., a New York corporation, incorporated on January 25, 1972, does hereby certify that this corporation owns all of the capital stock of 1525 Cortyou Road-Brooklyn, Inc., a New York corporation, and that these entities, by resolutions of their Board of Directors duly adopted by Unanimous Consent as of the 29th day of April, 2004, determined to and did merge into itself said 1525 Cortyou Road-Brooklyn, Inc., a New York corporation pursuant to Section 905 of the Business Corporation Law of New York, which resolutions state as follows:

WHEREAS, this corporation lawfully owns all the outstanding stock of 1525 Cortyou Road-Brooklyn, Inc., a New York corporation, incorporated on June 16, 1997; and

WHEERAS, the aggregate number of shares which 1525 Cortyou Road-Brooklyn, Inc. has authority to issue is 1000 shares with no par value and 100 shares have been issued and are outstanding as of the date hereof; and

WHEREAS, the aggregate number of shares which Rite Aid of New York, Inc. has authority to issue is 500 shares, par value of 510.00 per shares; and

WHEREAS, this corporation desires to merge into itself the said 1525 Cortyou Road-Brooklyn, Inc., a New York corporation, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

RESOLVED, that this corporation merge into itself, and it does hereby merge into itself said 1525 Cortyou Road-Brooklyn, Inc., a Ncw York corporation and assume all of their liabilities and obligations. The directors of 1525 Cortyou Road-Brooklyn, Inc., the directors of Rite Aid of New York, Inc. and Rite Aid of New York, Inc. as the sole shareholder of 1525 Cortyou Road-Brooklyn, Inc. have approved the merger; and

FURTHER RESOLVED, that the President or a Vice President and the Secretary or Treasurer of this corporation be and they hereby are directed to make and execute under the corporate seal of this corporation, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said 1525 Cortyou Road-Brooklyn, Inc., a New York corporation, and assume their liabilities and obligations on the date of adoption thereof and to file the same in the Office of the Secretaryof the State of New York and a certified copy thereof in such other offices as necessary.

FURTHER RESOLVED, this merger is effective on the date this Certificate is filed with the Secretary of State; and

FURTHER RESOLVED, the Articles of Incorporation of and surviving name Rite Aid of New York, Inc., the surviving corporation, are not affected by the merger; and

FURTHER RESOLVED, at the effective date of merger, each issued and outstanding share of common stock of 1525 Cortyou Road-Brooklyn, Inc. shall be virtue of the merger and without any action on the part of the holder be converted into one share of common stock of Rite Aid of New York, Inc. All other stock of 1525 Cortyou Road-Brooklyn, Inc. not converted or exchanged shall be cancelled; and

FURTHER RESOLVED, the resolutions authorizing the merger of 1525 Cortyou Road-Brooklyn, Inc., a New York corporation, into Rite Aid of New York, Inc. is on file at the principal place of business of Rite Aid of New York, Inc., 30 Hunter Lane, Camp Hill, Pennsylvania, 17011, and a copy of the resolutions authorizing the merger of 1525 Cortyou Road-Brooklyn, Inc., a New York corporation, into Rite Aid of New York, Inc. will be furnished by Rite Aid of New York, Inc. on request and without cost to any shareholder of any corporation that is a party to this merger; and

FURTHER RESOLVED, that the officers be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of New York which may be in anywise necessary or proper to effect said merger; and

FURTHER RESOLVED, this merger is in accordance with and in compliance with Section 905 of the Business Corporation Law of New York.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its senior vice president and attested by its assistant secretary and its corporate seal to be hereto affixed, this 29th day of April, 2004.

ATTEST:		RITE AID OF NEW YORK, INC.

By:	/s/ I. Lawrence Gelman	By:	/s/ Robert B. Sari
	I. Lawrence Gelman		Robert B. Sari
	Assistant Secretary		Senior Vice President

(Corporate Seal)

ATTEST:		1525 CORTYOU ROAD-BROOKLYN, INC.

By:	/s/ I. Lawrence Gelman	By:	/s/ Robert B. Sari
	I. Lawrence Gelman		Robert B. Sari
	Assistant Secretary		Vice President

(Corporate Seal)

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF CUMBERLAND

On the 29th day of April, 2004, before me, the undersigned officer, personally appeared Robert B. Sari, who acknowledged himself to be the Senior Vice President of Rite Aid of New York, Inc., a corporation and the Vice President of 1525 Cortyou Road-Brooklyn, Inc. and that he as such authorized representative, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Senior Vice President and Vice President respectively.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal.

/s/ Linda L. Brown
Notary Public

My Commission Expires:

NOTARIAL SEAL LINDA L. BROWN, NOTARY PUBLIC EAST PENNSBORO TWP, CUMBERLAND CO MY COMMISSION EXPIRES JUNE 18, 2004

Mail Receipt for Filing of document to:

Rite Aid Corporation
P.O. Box 3165
Harrisburg, PA 17105
Attn: Robert Sari, Legal Dept.

CERTIFICATE OF [ILLEGIBLE] MERGER

MERGING

1525 CORTYOU ROAD-BROOKLYN, INC.

INTO

RITE AID OF NEW YORK, INC.

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JUN 03 2004

TAX $
BY:	[ILLEGIBLE]
Newyork

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on Novemebr 28, 2018.

[SEAL]	/s/ Whitney Clark

Whitney Clark
Deputy Secretary of State for Business and Licensing Services

Rev. 11/18

CERTIFICATE OF MERGER

OF

912 Elmwood Avenue-Buffalo, LLC

INTO

Rite Aid of New York, Inc.

UNDER SECTION 904-A OF THE BUSINESS CORPORATION LAW

1.	The name of each constituent entity is as follows:

•	912 Elmwood Avenue-Buffalo, LLC
•	Rite Aid of New York, Inc.

2.    The date when the certificate of incorporation or articles of organization of each domestic constituent entity was filed by the Department of State is as follows:

NAME OF ENTITY	DATE OF INCORPORATION/FORMATION

Rite Aid of New York, Inc.	January 25, 1972
(Original name - RITE AID OF NEW YORK CITY, INC.
912 Elmwood Avenue-Buffalo, LLC	May 4, 1998

3.	An agreement of merger has been approved and executed by each constituent entity.

4.	The name of the surviving corporation is: Rite Aid of New York, Inc.

5.	The merger shall be effective on the 24 day of February, 2017.

6.	The agreement of merger is on file at a place of business of Rite Aid of New York, Inc. the address of which is 30 Hunter Lane Camp Hill, PA 17011 (Attention: Tax Department)

912 Elmwood Avenue-Buffalo, LLC
(name of entity)

/s/ Douglas Donley
(signature)

Douglas Donley, Authorized Person
(type name and title of person signing)

Rite Aid of New York, Inc.
(name of entity)

/s/ Susan Lowell
(signature)

Susan Lowell, Vice President
(type name and title of person signing)

[Signature Page Certificate of Merger - New York]